Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
§1350)

In connection with the Annual Report of Karat Platinum Inc. (Formerly Sentra Consulting Corp.), a Nevada corporation (the “Company”) on Form 10-K for the period ended March 31, 2008 (the “Report”) as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Gary M. Jacobs, Chief Financial Officer and Chief Operating Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Gary M. Jacobs Name: Gary M. Jacobs Title: Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer) June 26, 2008

A signed original of this written statement required by Section 906 has been provided to Karat Platinum Inc. (Formerly Sentra Consulting Corp.) and will be retained by Karat Platinum Inc and furnished to the Securities and Exchange Commission or its staff upon request.